File No. 333-141974
Filed Pursuant to Rule 424(b)(4)

PROSPECTUS SUPPLEMENT NO. 9 DATED September 26, 2008

(To Prospectus Dated September 6, 2007)

O2DIESEL CORPORATION

12,805,987 Shares of Common Stock

Sticker Supplement to Prospectus

This prospectus supplement supplements the prospectus dated September 6, 2007, of O2Diesel Corporation, relating to the sale by Fusion Capital II, LLC of up to 12,805,987 shares of our common stock. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supercedes the information contained in the prospectus.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3 of the prospectus for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

QUARTERLY REPORT ON FORM 10-Q/A

On September 26, 2008, O2Diesel Corporation filed Amendment No. 1 to its Quarterly Report on Form 10-Q (the “10-Q/A”) for the six months ended June 30, 2008. The text of the Form 10-Q/A, including Exhibits 31 and 32 thereto, is attached hereto as Annex A to this Prospectus Supplement No. 9 and incorporated herein by reference.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q/A
(Amendment No. 1)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED June 30, 2008

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to                     to

Commission File Number: 001-32228

O2DIESEL CORPORATION
(Name of small business issuer in its charter)

Delaware	91-2023525
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

100 COMMERCE DRIVE, Suite 301
NEWARK, DELAWARE 19713
(Address of Principal Executive Offices)

(302) 266-6000
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐     Non-accelerated filer ☐    Smaller Reporting company ☒

Indicated by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐   No ☒

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:

As of August 14, 2008, the registrant had 88,490,174 shares of Common Stock,
$0.0001 par value per share, issued and outstanding

EXPLANATORY NOTE

         O2Diesel Corporation (“the Company”) is filing this Amendment No. 1 to our Quarterly Report on Form 10-Q ("Amendment") for the six months ended June 30, 2008, which was originally filed on August 14, 2008 (the "Original Filing") for the purpose of revising management’s evaluation of Disclosure Controls and Procedures for the six months ended June 30, 2008 in Part I, Item 4, as a result of the Company’s failure to file management’s annual report on internal control over financial reporting in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 (the “Form 10-KSB”). The Company’s Form 10-KSB was originally filed on March 31, 2008 and subsequently amended with our filing of Form 10-KSB/A Amendment No. 1 on August 6, 2008 and Form 10K-SB/A Amendment No. 2 filed on September 24, 2008.

        Except for the revision described above, this Amendment does not amend, modify or update the Original Filing, and the Company has not updated the disclosure contained herein to reflect events that have occurred subsequent to the filing. Accordingly, this Amendment should be read in conjunction with the Company’s other filings made with the Securities and Exchange Commission.

1

Part I

Item 4. Controls and Procedures

DISCLOSURE CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. O2Diesel’s Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of O2Diesel’s disclosure controls and procedures(as such term is defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this quarterly report (the “Evaluation Date”). Because of the Company’s failure to file the required management’s annual report on internal control over financial reporting (“Report of Management”) in its Annual Report on Form 10K-SB when it was originally filed on March 31, 2008 and subsequently amended with the filing of Form 10K-SB/A Amendment No. 1 filed on August 6, 2008 and the filing of Form 10K-SB/A Amendment No. 2 filed on September 24, 2008, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2008, our disclosure controls and procedures were not effective at the reasonable assurance level at that date.

The Company has remedied this failure in the effectiveness of its disclosure controls and procedures by filing the appropriate disclosure regarding Disclosure Controls and Procedures in the Form 10K-SB/A Amendment No. 1 and Amendment No. 2. The Company has implemented additional controls and procedures designed to ensure that the disclosures provided by the Company meet the then-current requirements of the applicable filing made under the Exchange Act.

2

CHANGES IN INTERNAL CONTROLS OVER FINANCIAL REPORTING. On July 14, 2008, two directors who were members of the Audit Committee resigned from their positions on the Board. The internal control activities of the Audit Committee were carried out in a manner consistent with prior reporting periods up to the date of their resignation. To maintain good internal review procedures for financial reporting, the Company’s management requested that the Form 10-Q filing for the period ending June 30, 2008 be reviewed by the current board members, which included the remaining member of the Audit Committee. This was reviewed and discussed during a board meeting held on August 11, 2008. Aside from this change, there have not been any changes in the Company’s internal controls over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect internal controls over financial reporting.

3

Part II

Item 6. Exhibits

        (a) Exhibits

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

4

SIGNATURES

12. SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION (Registrant)

Date: September 26, 2008	By:	/s/ Alan Rae
Alan Rae
Chief Executive Officer (Principal Executive Officer)

Date: September 26, 2008	By:	/s/ David H. Shipman
David H. Shipman Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alan R. Rae, certify that:

1. I have reviewed this report on Form 10-Q/A (Amendment No. 1) of O2Diesel Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: September 26, 2008

/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David H. Shipman, certify that:

1. I have reviewed this report on Form 10-Q/A (Amendment No. 1) of O2Diesel Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: September 26, 2008

/s/ David H. Shipman
David Shipman
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of O2Diesel Corporation (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Alan Rae, Chief Executive Officer of the Company and I, David H. Shipman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2008

By:	/s/ Alan Rae	By:	/s/ David H. Shipman

Name:	Alan Rae	Name:	David H. Shipman

Title:	Chief Executive Officer (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

A signed original of this written statement required by Section 906 has been provided to O2Diesel Corporation and will be retained by O2Diesel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.